Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Georgetown Corporation (the “Registrant”) on Form 10-Q for the fiscal quarter ended June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Carl Swan, as Chief Executive Officer hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1) The Report fully complies with the requirements of section 13 (a) or 15 (d), as applicable of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated August 14, 2012	By:	/s/ Carl Swan
Name: Carl Swan
Title: Chief Executive Officer
(principal executive officer)

A signed original of this written statement required by Section 906 has been provided to Georgetown Corporation and will be retained by Georgetown Corporation and furnished to the Securities and Exchange Commission or its staff upon request.